PRESS RELEASE

Tivic Health Announces Successful Completion of Non-Invasive Vagus Nerve Stimulation Study (VNS); Demonstrates Clinically Effective Biological Changes in the Autonomic, Cardiac, and Central Nervous Systems

SAN FRANCISCO – May XXX, 2024– Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, announced today the final results of their pilot research study with The Feinstein Institutes for Medical Research at Northwell Health. Through this collaboration, Tivic Health has confirmed the effectiveness of its patent-pending non-invasive cervical vagus nerve stimulation (ncVNS) approach, which induces responses in the autonomic, cardiac, and central nervous systems and can be expected to have clinical utility in several major disease areas.

Study Design:

Tivic Health conducted a 20-person clinical trial in collaboration with Theodoros Zanos, Ph.D., Associate Professor in the Institute of Bioelectronic Medicine and Head of the Neural and Data Science Lab at the Feinstein Institutes.

Physiological measurements were taken before, during, and after ncVNS treatment to assess the impact on the autonomic nervous system, cardiac function, and brain activity. The trial validated Tivic Health’s novel and proprietary approach to ncVNS using objective measures of the autonomic nervous system, cardiac function, and brain activity.

Results:

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Compared to baseline measurement, Tivic Health’s ncVNS intervention resulted in a 97% increase in the root mean square of successive differences (RMSSD) measure of heart rate variability, which is a widely accepted proxy for vagus nerve activity.
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Measurements of brain activity using EEG demonstrated that Tivic Health’s ncVNS intervention increased frontal theta power by 24% and reduced gamma power in several brain regions, including a 66% reduction in frontal gamma power. These changes in brain activity are consistent with reduced arousal and anxiety.
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During ncVNS stimulation, subjects had sustained pupil constriction, a 9.5% reduction in pupil diameter, an outcome associated with activation of the parasympathetic nervous system.

Previous studies of non-invasive VNS devices have reported mixed results regarding autonomic nervous system changes. The magnitude of our ncVNS data imply potential for greater clinical effects and enhanced reproducibility. While these results were in healthy subjects, the data suggest our ncVNS approach may have clinical utility in several patient populations including those with epilepsy, post-traumatic stress disorder, and ischemic stroke, among others.

“We are strongly encouraged by the magnitude of the treatment effects from our ncVNS approach, particularly in the context of current state of the art,” says Blake Gurfein, Ph.D., Chief Scientific Officer of Tivic Health. “This study provided important validation of our approach and will help steer our design of new products leveraging ncVNS.”

“Our mission is to improve vibrancy of life through advancement of bioelectronic medicine,” added Jennifer Ernst, CEO of Tivic Health. “We are energized about these results and look forward to unlocking valuable new market segments with this program that can benefit both patients and investors.”

Background:

VNS is a growing market that is part of the $8.3B neurostimulation market, which has a projected CAGR of 12.2% from 2023 through 2032, according to Global Market Insights. The vagus nerve is the longest autonomic nerve in the body. The vagus nerve regulates many organ systems associated with chronic disease and thus modulating activity in this nerve pathway is of significant interest in the medical industry. VNS is currently indicated for treatment-resistant epilepsy and depression, cluster headache, migraine headache, and stroke rehabilitation, and it is being studied for other neurological, cardiac, and immune conditions. However, many of the applications of VNS rely on surgical implants.

Tivic Health, with collaborators such as The Feinstein Institute for Bioelectronic Medicine, hopes to lead the way to meaningful improvement in how VNS devices can more precisely target and modulate vagus nerve activity to achieve intended biological and clinical outcomes, in particular with non-invasive or minimally invasive devices.

Previously the company has announced:

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January 2024: Tivic Health Announces Enrollment Complete for Study of Novel Non- Invasive Bioelectronic Approach to Vagus Nerve Stimulation
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August 2023: Tivic Health Funded Study Begins Enrollment for Novel Non-Invasive Bioelectronic Approach to Vagus Nerve Stimulation
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April 2023: Tivic Expands Bioeletronic Portfolio: Files Patent Application for New Approach to Non-Invasive Vagus Nerve Stimulation

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: statements regarding the future development of ncVNS treatment, the Tivic Health’s ability to commercialize products arising out of the ncVNS treatment and the Tivic Health’s plans to seek regulatory approval for such clinical products and Tivic Health’s continued focus on developing ncVNS treatment, including in the epilepsy, post-traumatic stress disorder, and/or ischemic stroke space; expected clinical utility including which patient populations may be pursued; market and other conditions; supply chain constraints; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic Health’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic Health’s actual results to differ from those contained in the forward-looking statements, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com